UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 5, 2023

NEXTPLAT CORP

(Exact Name of Registrant as Specified in its Charter)

nevada	001-40447	65-0783722
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

3250 Mary St., Suite 410

Coconut Grove, FL 33133

(Address of principal executive offices and zip code)

(305) 560-5355

(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $0.0001	NXPL	The Nasdaq Stock Market Inc.

Item 1.01. Entry into a Material Definitive Agreement.

On April 5, 2023, NextPlat Corp (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an accredited investor (the “Investor”) for the sale by the Company in a private placement of 3,428,571 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”). The offering price of the Common Stock was $1.75 per share. the closing price of the Common Stock on April 4, 2023.

The closing of the offering is expected to take place on or before April 10, 2023, subject to the satisfaction of customary closing conditions. In connection with the Purchase Agreement, the Investor subscribed for, and the Company will receive gross proceeds of, $6.0 million for the shares of Common Stock. The Company intends to use the proceeds from the offering for working capital, including supporting the Company’s newly launched E-Commerce Development Program which is designed to assist Florida-based businesses to access international markets in Asia

In connection with the offering, the Company is required to file an initial registration statement with the Securities and Exchange Commission covering the resale of the shares of Common Stock to be issued to the Investor within 120 calendar days of the closing date and to use commercially reasonable efforts to have the registration statement declared effective within 150 days following the closing date.

The securities issued in the offering have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and until so registered the securities may not be offered or sold absent registration or availability of an applicable exemption from registration.

The Purchase Agreement contain customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company and the Investor, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the material terms of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copies of which is filed as Exhibits 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

Pursuant to the offering described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 3.02 in its entirety, the Company will sell the shares of Common Stock to an “accredited investor,” as that term is defined in the Securities Act, in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act and corresponding provisions of state securities or “blue sky” laws. The Investor represented that they are acquiring the shares of Common Stock for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the shares of Common Stock have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy securities of the Company.

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Item 8.01 Other Events.

On April 6, 2023, the Company issued a press release announcing the offering. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Securities Purchase Agreement dated April 5, 2023 by and among the Company and the Investor

99.1	Press Release dated April 6, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTPLAT CORP.

	By:	/s/ Charles M. Fernandez
	Name:	Charles M. Fernandez
	Title:	Chairman and Chief Executive Officer

Dated: April 6, 2023